SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 2, 2004
PACCAR Inc
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-14817 (Commission File Number)	91-0351110 (IRS Employer Identification No.)
777 106th Avenue NE, Bellevue, WA 98004
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (425) 468-7400

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

In accordance with General Instruction B.6 to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

On February 2, 2004, PACCAR Inc (the “Registrant”) issued a press release announcing its financial results for the fourth quarter ended December 31, 2003 and announcing that it would hold a conference call with securities analysts to discuss fourth quarter 2003 earnings to be held that same day as more fully described in the press release attached as Exhibit 99.1 to this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date February 2, 2004	PACCAR Inc By: /s/ R. E. Armstrong
R. E. Armstrong
Vice President and Controller

INDEX TO EXHIBITS

Exhibit Number 99.1	Description Press release issued February 2, 2004.